EXHIBIT B

                                     to the

                                Distribution Plan

                                                Exhibit (m)(iii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                         MONEY MARKET OBLIGATIONS TRUST

                           U.S. TREASURY CASH RESERVES

                          INSTITUTIONAL SERVICE SHARES

    This Distribution Plan is adopted by Money Market Obligations Trust with respect to the Institutional Service Shares of the portfolio of the TrustERROR! REFERENCE SOURCE NOT FOUND. set forth above.

    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Institutional Service Shares of U.S. Treasury Cash Reserves held during the month.

    Witness the due execution hereof this 1st day of August, 1999.

                                            MONEY MARKET OBLIGATIONS TRUST

                                            By: /S/ RICHARD B. FISHER

                                            Name:  Richard B. Fisher
                                            Title:  Vice President